APRIL 2019 SHOS SHARE PRICE ANALYSIS Exhibit (c)(6)

STOCK PRICE PERFORMANCE – LAST TWELVE MONTHS STOCK PRICE PERFORMANCE – SINCE OCTOBER 12, 2012 SHO SPINOUT Source: Capital IQ as of April 24, 2019. SUMMARY HISTORICAL STOCK PRICE PERFORMANCE $2.34 $2.34

Key events, news and SHC activity RECENT KEY EVENTS Source: Capital IQ as of April 24, 2019. SUMMARY HISTORICAL STOCK PRICE PERFORMANCE $2.34 Median: $2.55 (12/5/2016) Overtures by ESL for SHO to participate in SHC Home Services acquisition (2/11/16) Edward Lampert announces that he controls over 50% of SHO’s outstanding shares (08/30/2018) Upbeat preliminary Q2 results (07/12/2018) Q3 results announced with SSS Q decline of (0.2%) (12/01/2017) Q3 results impacted by Hurricanes SSS Q (9.1%) (9/6/17) SHO Q2 Results announced (2.1%) SSS (3/14/17) SHC announces sale of Craftsman brand to Stanley Black & Decker (03/10/17) SHO Q4 Results announced (4.1%) SSS (6/2/17) SHO Q1 Results announced (7.3%) SSS (02/20/2018) Announcement of $40M TL (04/19/2018) Annual results, SSS decline of (12.4%) (01/17/2019) SHC announces that ESL won the bankruptcy court auction (03/29/2019) Q4 results announced with SSS Q decline of (8.5%) (10/15/2018) SHC files for Chapter 11 with the intention to sell the business as a going concern (06/08/2018) Q1 results Announcement that 90-100 stores will be closed (04/08/2019) ESL launches a bid for all SHO shares not already owned for $2.25 per share 2

VOLUME PER PRICE RANGE – LAST TWELVE MONTHS Source: Capital IQ as of April 24, 2019. VOLUME WEIGHTED AVERAGE PRICE BY RANGE Average LTM Daily Volume: 62,736 Number of trading days with daily VWAP in ranges below VWAP Range

Q1 2018 Q2 2018 Source: Capital IQ as of April 24, 2019. ILLUSTRATIVE PREMIUM ANALYSIS Illustrative $3.50-4.00 price range ESL offer in $3.50-4.00 price range

Q3 2018 Q4 2018 Source: Capital IQ as of April 24, 2019. ILLUSTRATIVE PREMIUM ANALYSIS (CONT’D) Illustrative $3.50-4.00 price range ESL offer in $3.50-4.00 price range SHC Chapter 11 Bankruptcy Period

Q1 2019 Q2 2019 Source: Capital IQ as of April 24, 2019. ILLUSTRATIVE PREMIUM ANALYSIS (CONT’D) Illustrative $3.50-4.00 price range SHC Chapter 11 Bankruptcy Period Post-SHC Bankruptcy Period